AMENDMENT NO. 1 TO CONTRACT OF SALE OF STOCK
                                       IN
                         CRANBERRY CREEK RAILROAD, INC.


     THIS  AMENDMENT  NO. 1 TO  CONTRACT  OF SALE OF STOCK  IN  CRANBERRY  CREEK
RAILROAD, INC. (the "Amendment") is made as of February 8, 2006 by and between the Estate of Pierre T. Rasmussen, having an address of c/o Lucy E. Rasmussen, Administratrix, 13 Adams Avenue, Middletown, New York (the "Seller"), and Chartwell International, Inc., a Nevada corporation having an address of 485 Underhill Blvd., Suite 201, Syosset, NY 11791 (the "Purchaser"), under that certain Contract of Sale of Stock in Cranberry Creek Railroad, Inc. dated as of December 30, 2005 (the "Agreement"). Capitalized terms not specifically described herein shall have the meaning ascribed to them in the Agreement.

                                    RECITALS

     WHEREAS, the Seller and Purchaser executed the Agreement dated December 30, 2005, pursuant to which the Purchaser was willing to acquire from the Seller, and the Seller was willing to sell to the Purchaser, on the terms and subject to the conditions set forth in the Agreement, Sixty-Six and two-thirds Percent (66 2/3%) of all the issued and outstanding shares of capital stock in Cranberry Creek Railroad, Inc., consisting of twenty (20) shares of common stock;

     WHEREAS, the Seller was a party to a governance proceeding, the resolution of which is a condition precedent to certain of Purchaser's obligations under the Agreement, including payment into escrow of the Consideration consisting of $1,650,000 in cash;

     WHEREAS, the Seller has concluded said governance proceeding and a consent order dated January 20, 2006 has been entered by the Superior Court of New Jersey Middlesex County (the "Consent");

     WHEREAS,   pursuant  to  the   Consent,   Seller   agreed  to  receive  the
Consideration in the form of $1,150,000 in cash and $500,000 in a convertible promissory note;

     WHEREAS, the Seller desires, and Purchaser agrees, to amend the Agreement to properly reflect certain matters, including the Consideration agreed to in the Consent.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

1. Closing Consideration. Section 2(B) of the Agreement is hereby amended and restated in its entirety to read as follows:

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          "B. Closing  Consideration.  ONE MILLION AND FOUR HUNDRED  EIGHTY-FIVE
          THOUSAND DOLLARS AND NO/100 ($1,485,000) upon satisfaction of all the conditions in Section 5(B) as follows: (i) NINE HUNDRED EIGHTY FIVE THOUSAND DOLLARS AND NO/100 ($985,000) by wire transfer, certified check, or bank check or money order which sum shall be held in an interest bearing escrow account, for the account of SELLER, and (ii) the issuance of two-year convertible promissory notes in the aggregate amount of FIVE HUNDRED THOUSAND DOLLARS AND NO/100 at approximately eight percent (8%) annual interest rate, convertible into 158,000 shares of common stock of the PURCHASER at the end of the term of the note at price per share of $3.165, in substantially the form attached hereto as Exhibit D (the "Note"). Interest shall be payable quarterly beginning May 15, 2006 at a rate of two percent (2%) of the principal balance outstanding on each payment date. The funds under Section 2(B)(i) and the Note shall be held by the law firm of Jacobowitz and Gubits, Esqs., pursuant to the Escrow Agreement until the Closing Date, at which time such funds and the Note shall be released forthwith to SELLER. All interest earned shall be payable to such party hereto that is entitled to receive the Deposit as provided in this Agreement."

2. Convertible Note. The "Form of Convertible Promissory Note" attached hereto as Exhibit A is appended to the Agreement as Exhibit D.

3. Finders Fee. Seller agrees that any agent, finders or broker fee (the "Broker Fee") it is obligated to pay upon consummation of the transaction contemplated by the Agreement shall be Seller's sole responsibility. Seller shall defend, indemnify and hold harmless Purchaser and its respective officers, directors, stockholder, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorney's fees with respect to or arising from the Broker Fee.

4. Effectiveness; Continuity of Terms. This Amendment shall be effective when executed by the Seller and Purchaser. All other terms and provisions of the Agreement shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

6. Counterparts. This Amendment may be signed in counterparts, each of which when taken together shall constitute one fully executed document.

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                                   SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


SELLER:

ESTATE OF PIERRE T. RASMUSSEN


By: _________________________________
    Lucy Rasmussen, Administratrix



PURCHASER:

CHARTWELL INTERNATIONAL, INC.


By: __________________________
    Imre Eszenyi, Chairman


By: __________________________
    Andrew Kaufman, Director


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                                    EXHIBIT A

                       FORM OF CONVERTIBLE PROMISSORY NOTE